Exhibit 99.1

Hycroft Announces Closing of $60 Million Private Placement

WINNEMUCCA, Nev., September 11, 2025 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”) is pleased to announce the closing of the non-brokered private placement (the “Private Placement”) announced on September 2, 2025, with Eric Sprott as the lead investor, for gross proceeds of US$60 million.

The Private Placement consisted of a total of 14,017,056 units (the “Units”) at a price of $4.2805 per Unit. Each Unit comprises one common share (a “Common Share”) of the Company and one-half common share purchase warrant (each whole warrant, a “Warrant”). Each Warrant is exercisable into one Common Share at a price of $6.00 per share for a period of 24 months with an accelerator provision.

The net proceeds from this Private Placement will be primarily used to fund advancement of the Hycroft Mine, and for working capital and general corporate purposes. The Company’s unrestricted cash after receipt of the private placement funds is approximately $129 million.

As a result of the Private Placement, Mr. Sprott now beneficially owns or controls approximately 17,535,528 Common Shares, representing approximately 33% of the outstanding shares and 10,188,176 warrants. Tribeca Global Natural Resources Ltd. (“Tribeca”) beneficially owns or controls approximately 8% of the outstanding shares.

Mr. Sprott, through 2176423 Ontario Ltd., a corporation which is beneficially owned by him, acquired 9,344,704 Units at $4.2805 per Unit for total consideration of $40 million, and Tribeca acquired 4,438,734 Units at $4.2805 per Unit for total consideration of $19 million. Other participants acquired 233,618 Units at $4.2805 per Unit for total consideration of $1 million.

The shares of common stock and warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, warrants and the shares of common stock underlying the warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to a registration rights agreement, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the warrants (the “Resale Registration Statement”).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a U.S.-based gold and silver company developing the Hycroft Mine, among the world’s largest precious metals deposits located in northern Nevada, a Tier-One mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into the next phase of commercial operations for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to further expand the newly discovered high-grade dominant silver systems and unlock the full potential of this world class asset, including ore amenable to heap leaching.

For further information, please contact: info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements.

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to: risks related to changes in our operations at the Hycroft Mine; industry related risks including the commercial success of, and risks related to, our exploration and development activities; and the intended use of proceeds from the offering. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward- looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward- looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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